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                                                                       Exhibit 5

                                 August 6, 2001






(213) 229-7000                                                     C 03702-00010

Apria Healthcare Group Inc.
3560 Hyland Avenue
Costa Mesa, CA  92626

        Re:    Registration Statement on Form S-3
               Registration No. 333-62556

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-3 (as amended, the "Registration Statement"), of Apria Healthcare Group Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") on June 8, 2001 pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the public offering of up to 9,775,000 shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), by an existing holder of Common Stock (the "Selling Stockholder"). The shares to be offered and sold by the Selling Stockholder are referred to as the "Shares."

        We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

        Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares to be sold by the Selling Stockholders have been validly issued and are fully paid and non-assessable.


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Apria Healthcare Group Inc.
August 6, 2001
Page 2


        We render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Delaware. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.

        We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.


                                            Very truly yours,

                                            GIBSON, DUNN & CRUTCHER LLP